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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Municipal Strategy Fund, Inc.


We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 33-64311 of our report dated December 9, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey

February 4, 1997